Exhibit 4.1

NUMBER

SHARES

SEVEN HILLS
REALTY TRUST

COMMON SHARES
PAR VALUE $0.001 PER SHARE

A MARYLAND REAL ESTATE INVESTMENT TRUST

COMMON SHARES
PAR VALUE $0.001 PER SHARE
SEE REVERSE FOR IMPORTANT NOTICE ON TRANSFER RESTRICTIONS AND OTHER INFORMATION

CUSIP 81784E 10 1

THIS CERTIFIES THAT

is the registered holder of

FULLY PAID AND NONASSESSABLE COMMON SHARES OF BENEFICIAL INTEREST IN

SEVEN HILLS REALTY TRUST

a Maryland real estate investment trust (the "Trust") formed pursuant to a Declaration of Trust, effective December 22, 2021 (as further amended or supplemented from time to time, the "Declaration"), transferable on the books of the Trust by the registered holder hereof in person or by its duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares evidenced hereby are issued and shall be held subject to all of the provisions of the Declaration (copies of which are filed at the principal office of the Trust) and such Bylaws of the Trust as may from time to time be adopted by the trustees of the Trust (copies of which are filed at the principal office of the Trust), all of which provisions are hereby incorporated by reference as fully as if set forth herein in their entirety. The holder and every transferee or assignee of this Certificate or of the shares evidenced hereby or any interest therein accepts and agrees to be bound by the provisions of the Declaration and such Bylaws. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

IN WITNESS WHEREOF, the Trust has caused this Certificate to be executed on its behalf by its duly authorized officers.

Dated:

PRESIDENT

CHIEF FINANCIAL OFFICER AND TREASURER

COUNTERSIGNED AND REGISTERED:
EQUINITI TRUST COMPANY, LLC
TRANSFER AGENT AND REGISTRAR

BY

AUTHORIZED SIGNATURE

THIS CERTIFICATE IS ISSUED BY SEVEN HILLS REALTY TRUST. NO TRUSTEE NOR ANY OF THE TRUST'S OFFICERS OR AGENTS SHALL HAVE ANY PERSONAL LIABILITY ON THIS CERTIFICATE OR THE SHARES EVIDENCED HEREBY. THE DECLARATION PROVIDES THAT ALL PERSONS EXTENDING CREDIT TO, CONTRACTING WITH OR HAVING ANY CLAIM AGAINST THE TRUST OR A PARTICULAR SERIES OR CLASS OF SHARES OF THE TRUST SHALL LOOK ONLY TO THE ASSETS OF THE TRUST OR THE ASSETS OF THAT PARTICULAR SERIES OR CLASS OF SHARES FOR PAYMENT UNDER SUCH CREDIT, CONTRACT OR CLAIM; AND NEITHER THE SHAREHOLDERS NOR THE TRUSTEES, NOR ANY OF THE TRUST'S OFFICERS OR AGENTS, WHETHER PAST, PRESENT OR FUTURE, SHALL BE PERSONALLY LIABLE THEREFOR.

AMERICAN FINANCIAL PRINTING INCORPORATED – MINNEAPOLIS

1001

SEVEN HILLS REALTY TRUST IMPORTANT NOTICE PURSUANT AND SUBJECT TO THE TERMS OF THE TRUST’S DECLARATION OF TRUST, EFFECTIVE DECEMBER 22, 2021 (AS FURTHER AMENDED OR SUPPLEMENTED FROM TIME TO TIME, THE “DECLARATION”), COPIES OF WHICH ARE FILED AT THE PRINCIPAL OFFICE OF THE TRUST, THE TRUST HAS THE AUTHORITY TO CREATE ONE OR MORE ADDITIONAL CLASSES OR SERIES OF SHARES AND ISSUE ADDITIONAL SHARES OF ANY EXISTING CLASS OR SERIES OF SHARES. THE TRUST WILL FURNISH A STATEMENT OF (i) THE AUTHORITY OF THE TRUST TO CREATE ADDITIONAL CLASSES OR SERIES OF SHARES AND ISSUE ADDITIONAL SHARES OF ANY EXISTING CLASS OR SERIES OF SHARES, (ii) THE TERMS OF ANY EXISTING CLASS OR SERIES OF SHARES, AND (iii) SUCH OTHER INFORMATION AS IS REQUIRED BY APPLICABLE LAW, WITHOUT CHARGE TO ANY SHAREHOLDER UPON REQUEST TO THE SECRETARY OF THE TRUST. THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON OWNERSHIP AND TRANSFER WHICH ARE OR MAY HEREAFTER BE CONTAINED IN THE DECLARATION OR IN ANY BYLAWS ADOPTED BY THE TRUSTEES OF THE TRUST (AS AMENDED FROM TIME TO TIME, THE “BYLAWS”), INCLUDING PROVISIONS OF THE DECLARATION WHICH PROHIBIT THE OWNERSHIP OF MORE THAN 9.8% OF THE TRUST’S EQUITY SECURITIES BY ANY PERSON OR GROUP. THIS DESCRIPTION OF THE RESTRICTIONS UPON OWNERSHIP OR TRANSFER OF THE TRUST’S SECURITIES IS NOT COMPLETE. A MORE COMPLETE DESCRIPTION OF THESE RESTRICTIONS AND OF VARIOUS RIGHTS AND OBLIGATIONS OF SHAREHOLDERS APPEARS IN THE DECLARATION OR BYLAWS (IF ANY), AS APPLICABLE, AND IN CERTAIN OTHER AGREEMENTS WHICH MAY FROM TIME TO TIME BE ENTERED INTO BY THE TRUST AFFECTING THE RIGHTS AND OBLIGATIONS OF SHAREHOLDERS. COPIES OF THE DECLARATION, BYLAWS (IF ANY) AND AGREEMENTS AFFECTING THE RIGHTS AND OBLIGATIONS OF SHAREHOLDERS AS IN EFFECT FROM TIME TO TIME WILL BE SENT WITHOUT CHARGE TO ANY SHAREHOLDER UPON REQUEST TO THE SECRETARY OF THE TRUST. The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM – as tenants in common UTMA – ____________ Custodian ____________ (Cust) (Minor) TEN ENT – as tenants by entireties under Uniform Transfers to Minors JT TEN – as joint tenants with right of survivorship Act _______________________________ and not as tenants in common (State) Additional abbreviations may also be used though not in above list. For value received _____________________________________________hereby sell, assign, and transfer unto (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING ZIP CODE OF ASSIGNEE) Shares of beneficial interest evidenced by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said shares on the books of the within-named Trust with full power of substitution in the premises. Dated ________________ X X NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER. SIGNATURE GUARANTEED ALL GUARANTEES MUST BE MADE BY A FINANCIAL INSTITUTION (SUCH AS A BANK OR BROKER) WHICH IS A PARTICIPANT IN THE SECURITIES TRANSFER AGENTS MEDALLION PROGRAM (“STAMP”), THE NEW YORK STOCK EXCHANGE, INC. MEDALLION SIGNATURE PROGRAM (“MSP”), OR THE STOCK EXCHANGES MEDALLION PROGRAM (“SEMP”) AND MUST NOT BE DATED. GUARANTEES BY A NOTARY PUBLIC ARE NOT ACCEPTABLE. PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE